Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated May 16, 2022, with respect to the consolidated financial statements of Aspen Insurance Holdings Limited, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP
London, United Kingdom
June 14, 2023